                                                                     Exhibit 99

MEDIA:
Jonathan Williams
(412) 762-4550
pubrela@pncmail.com


INVESTORS:
William H. Callihan
(412) 762-8257

               PNC BANK CORP. REPORTS EARNINGS OF $256.3 MILLION
                       EXCLUDING ONE-TIME SAIF ASSESSMENT

            PITTSBURGH, Oct. 10, 1996 -- PNC Bank Corp. (NYSE: PNC) today reported third quarter earnings of $256.3 million, excluding a one-time assessment mandated by Congress to recapitalize the Savings Association Insurance Fund (SAIF). On this basis, earnings per fully diluted share increased 21% to $0.75 compared with $0.62 for the third quarter of 1995. Return on average assets and average common shareholders' equity were 1.47% and 17.71%, respectively, compared with 1.11% and 14.43% a year ago. Earnings were $210.7 million in the year-earlier period.

            The corporation recorded a third quarter pre-tax charge of $35.1 million for the special one-time SAIF assessment. The SAIF legislation also included provisions that will result in a modest reduction in future annual deposit insurance costs. Including the SAIF assessment, net income was $234.0 million and earnings per fully diluted share increased 10% to $0.68. Return on average assets and average common shareholders' equity were 1.34% and 16.16%, respectively.

            "Our third quarter performance reflects progress on strategies designed to increase shareholder value," said Thomas H. O'Brien, chairman and chief executive officer. "Growth businesses such as asset management, corporate finance, treasury management and brokerage produced strong results, and we benefited from the improved composition of our balance sheet."

                                     -more-

PNC Bank Corp. Reports Earnings of $256.3 Million
  Excluding One-Time SAIF Assessment                                     Page 2



HIGHLIGHTS

         - Net interest income increased 14.5% and net interest margin widened 76 basis points to 3.85% as the ratio of average loans to earning assets increased to 76.7% compared with 65.7% a year ago.

         - Earning assets declined as the wholesale components of the balance sheet were further reduced. Average securities declined 40.6% in the comparison and the ratio of average wholesale funds to total sources of funds was 26.4% compared with 34.0% a year ago.

         - Fee-based revenue continued to expand led by asset management, corporate finance, treasury management and brokerage.

         - Noninterest expense, excluding the SAIF assessment and the Chemical Bank, New Jersey acquisition, declined 2.5% from the prior year.

         - The Midlantic conversion was completed on schedule, with cost savings ahead of expectations, and involved the conversion of 77 operating systems and 2 million customer accounts.

         - Asset quality remained strong. During the quarter, nonperforming assets continued to decline and represented 1.01% of loans and foreclosed assets at Sept. 30, 1996. Net charge-offs remained low at 0.30% of loans.

         - The corporation acquired 5.9 million common shares during the quarter under stock repurchase programs.

         - On Oct. 3, 1996, the board of directors approved a 5.7% increase in the fourth quarter dividend to $0.37 per common share.

         - On Oct. 9, 1996, the corporation issued $300 million of preferred stock, the proceeds of which will be used to repurchase additional common stock.

INCOME STATEMENT REVIEW

            Taxable-equivalent net interest income for the third quarter of 1996 increased $78.1 million to $616.9 million and net interest margin widened to 3.85% compared with $538.8 million and 3.09%, respectively, in the year-earlier period. These increases primarily result from changes in balance sheet composition and acquisitions.

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
PNC Bank Corp. Reports Earnings of $256.3 Million
  Excluding One-Time SAIF Assessment                                     Page 3



            Noninterest income totaled $348.4 million in the third quarter of 1996 compared with $338.3 million in the prior-year period. Noninterest income increased $38.2 million or 12.3%, excluding gains from the sale of 12 branches in Dayton, Ohio in the prior year. Asset management and trust revenue increased $13.2 million or 12.1% due to growth in personal trust, employee benefit and mutual fund services and an increase in the value of assets under administration. Service fees increased 17.2% to $144.4 million primarily as a result of growth in deposit, corporate finance and brokerage fees. Mortgage banking revenue declined in the comparison primarily due to lower servicing sales and lower demand for mortgage loans. Mortgage originations totaled $1.2 billion in the third quarter of 1996 and, at Sept. 30, 1996, the corporation serviced approximately $40.4 billion of mortgages, including $27.8 billion serviced for others. Other noninterest income declined $14.8 million to $39.5 million, as higher venture capital income in the current period partially offset the impact of gains from branch sales in 1995.

            Noninterest expense totaled $595.4 million in the third quarter of 1996 compared with $547.4 million in the same period of 1995. Excluding the SAIF assessment and the Chemical acquisition, noninterest expense declined 2.5% in the comparison. The efficiency ratio improved to 58.1% for the third quarter of 1996 compared with 62.4% a year ago, excluding the impact of the SAIF assessment in the current period.

BALANCE SHEET REVIEW

            Total assets were $69.7 billion at Sept. 30, 1996 compared with $75.1 billion a year ago. The decline primarily results from initiatives to downsize the securities portfolio and reduce associated wholesale funding. Average earning assets declined $5.9 billion to $63.5 billion compared to the third quarter of 1995. Average securities declined $8.9 billion to $13.1 billion and represented 20.6% of average earning assets compared with 31.7% a year ago.

                                     -more-

PNC Bank Corp. Reports Earnings of $256.3 Million
  Excluding One-Time SAIF Assessment                                     Page 4



            Average loans increased $3.1 billion to $48.7 billion, representing 76.7% of average earning assets compared with 65.7% a year ago. Excluding acquisitions, average loans grew by 0.7% in the comparison reflecting the corporation's continued commitment to generating loans with acceptable yield and risk characteristics.

            Average deposits declined $361 million to $44.7 billion for the third quarter of 1996. Average deposits represented 64.3% of total sources of funds in the third quarter of 1996 compared with 59.9% a year ago.

            The corporation's asset quality remained strong. The allowance for credit losses was $1.1 billion at Sept. 30, 1996 and represented 306% of nonperforming loans compared with 291% at Sept. 30, 1995. Net charge-offs were $37 million, or 0.30% of average loans in the third quarter of 1996 compared with $17 million and 0.15%, respectively, a year ago. Nonperforming assets declined to $501 million at Sept. 30, 1996, compared with $631 million at the end of the third quarter 1995. The ratio of nonperforming assets to total loans and foreclosed assets was 1.01% at Sept. 30, 1996 and 1.37% at Sept. 30, 1995.

            Shareholders' equity totaled $5.8 billion or $17.23 per common share at Sept. 30, 1996. The leverage capital ratio was 7.18%, and Tier I and total risk-based capital ratios are estimated to be 8.5% and 12.1%, respectively. During the third quarter of 1996, approximately 5.9 million common shares were repurchased pursuant to stock repurchase programs. On Oct. 3, 1996, the board of directors approved a 5.7% increase in the common dividend to $0.37 per share. In addition, subsequent to quarter end, the corporation issued $300 million of preferred stock, the proceeds of which will be used to repurchase additional shares of common stock.

YEAR-TO-DATE RESULTS

            Excluding the one-time SAIF assessment, earnings for the first nine months of 1996 totaled $742.7 million, or $2.15 per fully diluted share, compared with $584.2 million, or $1.70 per fully diluted share, for the first nine months of 1995. On this basis, return on average assets

                                     -more-

PNC Bank Corp. Reports Earnings of $256.3 Million
  Excluding One-Time SAIF Assessment                                     Page 5



and average common shareholders' equity were 1.39% and 17.23%, respectively, compared with 1.04 and 13.64%, respectively, a year ago. Including the SAIF assessment, net income totaled $720.3 million or $2.08 per fully diluted share. Return on average assets and average common shareholders' equity were 1.35% and 16.71%, respectively.

            PNC Bank Corp., headquartered in Pittsburgh, is one of the largest financial services organizations in the United States, with banking subsidiaries in Pennsylvania, New Jersey, Delaware, Ohio, Kentucky, Indiana, Massachusetts, and Florida. Its major businesses include consumer banking, corporate banking, mortgage banking, real estate banking and asset management.


                           [TABULAR MATERIAL FOLLOWS]


         Visit PNC Bank on the World Wide Web at http://www.pncbank.com

                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                          Page 6
Consolidated Financial Highlights


                                                                                   Three months ended        Nine months ended
                                                                                       September 30             September 30
                                                                                -------------------------------------------------
                                                                                    1996         1995          1996         1995
---------------------------------------------------------------------------------------------------------------------------------

FINANCIAL PERFORMANCE (Dollars in thousands, except per share data)
   Net interest income (taxable-equivalent basis)                               $616,938     $538,809    $1,852,972   $1,624,686
   Net income                                                                    233,953      210,737       720,323      584,237
   Fully diluted earnings per common share                                           .68          .62          2.08         1.70
   Return on average total assets                                                   1.34%        1.11%         1.35%        1.04%
   Return on average common shareholders' equity                                   16.16        14.43         16.71        13.64
   Net interest margin                                                              3.85         3.09          3.77         3.11
   After-tax profit margin                                                         24.24        24.03         25.19        22.81
   Efficiency ratio                                                                61.68        62.41         60.34        64.15

AVERAGE BALANCES (In millions)
   Assets                                                                        $69,546      $75,266       $71,234      $75,149
   Earning assets                                                                 63,545       69,458        65,196       69,479
   Loans, net of unearned income                                                  48,713       45,646        48,825       44,713
   Securities                                                                     13,097       22,045        14,214       23,048
   Deposits                                                                       44,716       45,077        45,214       44,374
   Shareholders' equity                                                            5,766        5,802         5,766        5,747
=================================================================================================================================


                                                                            September 30      June 30   December 31  September 30
As of or for the three months ended                                                 1996         1996          1995          1995
---------------------------------------------------------------------------------------------------------------------------------
PERIOD-END BALANCES (In millions)
   Assets                                                                        $69,662      $71,961       $73,404       $75,100
   Earning assets                                                                 62,533       65,234        66,772        69,281
   Loans, net of unearned income                                                  49,443       49,223        48,653        45,900
   Securities                                                                     11,243       14,107        15,839        21,514
   Deposits                                                                       45,430       44,852        46,899        43,870
   Shareholders' equity                                                            5,798        5,832         5,768         5,913

SELECTED RATIOS
   Capital ratios
     Leverage                                                                       7.18%        6.96%         6.37%         6.98%
     Common shareholders' equity to assets                                          8.30         8.08          7.83          7.85
     Average common shareholders' equity to average assets                          8.27         7.94          7.76          7.69
   Asset quality ratios
     Net charge-offs to average loans                                                .30          .29           .45           .15
     Nonperforming loans to loans                                                    .76          .77           .74           .96
     Nonperforming assets to loans and foreclosed assets                            1.01         1.03          1.10          1.37
     Nonperforming assets to total assets                                            .72          .71           .73           .84
     Allowance for credit losses to loans                                           2.33         2.42          2.59          2.80
     Allowance for credit losses to nonperforming loans                           306.11       312.19        351.68        291.16
   Book value per common share
     As reported                                                                  $17.23       $17.07        $16.87        $17.55
     Excluding net unrealized securities gains/losses                              17.58        17.49         16.79         17.67
=================================================================================================================================


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



PNC BANK CORP. AND SUBSIDIARIES                                          Page 7
Consolidated Statement of Income


                                                                                 Three months ended         Nine months ended
                                                                                    September 30               September 30
                                                                              ----------------------------------------------------
In thousands, except per share data                                                 1996         1995           1996         1995
----------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans and fees on loans                                                         $979,050     $944,819     $2,931,715   $2,759,610
Securities                                                                       207,729      316,227        677,422      999,226
Other                                                                             29,851       32,463        105,973       90,593
                                                                              ----------------------------------------------------
   Total interest income                                                       1,216,630    1,293,509      3,715,110    3,849,429

INTEREST EXPENSE
Deposits                                                                         350,912      402,379      1,073,786    1,150,854
Borrowed funds                                                                    80,133      220,005        300,292      657,251
Notes and debentures                                                             176,655      144,106        514,465      452,203
                                                                              ----------------------------------------------------
   Total interest expense                                                        607,700      766,490      1,888,543    2,260,308
                                                                              ----------------------------------------------------
   Net interest income                                                           608,930      527,019      1,826,567    1,589,121
Provision for credit losses                                                                     1,500                       4,500
                                                                              ----------------------------------------------------
   Net interest income less provision for credit losses                          608,930      525,519      1,826,567    1,584,621

NONINTEREST INCOME
Asset management and trust                                                       122,299      109,117        367,691      308,636
Service fees                                                                     144,446      123,283        408,313      363,846
Mortgage banking                                                                  34,400       51,609        106,140      147,190
Net securities gains                                                               7,722           44         14,569        9,264
Other                                                                             39,507       54,273        109,808      108,197
                                                                              ----------------------------------------------------
   Total noninterest income                                                      348,374      338,326      1,006,521      937,133

NONINTEREST EXPENSE
Staff expense                                                                    277,761      269,279        840,699      798,095
Net occupancy and equipment                                                       90,229       86,730        275,694      258,001
Intangible asset and MSR amortization                                             29,012       26,094         80,738       73,284
Federal deposit insurance                                                         38,324        1,470         44,949       50,007
Other                                                                            160,066      163,862        483,280      464,062
                                                                              ----------------------------------------------------
   Total noninterest expense                                                     595,392      547,435      1,725,360    1,643,449
                                                                              ----------------------------------------------------
   Income before income taxes                                                    361,912      316,410      1,107,728      878,305
Applicable income taxes                                                          127,959      105,673        387,405      294,068
                                                                              ----------------------------------------------------
   Net income                                                                   $233,953     $210,737       $720,323     $584,237
                                                                              ----------------------------------------------------

EARNINGS PER COMMON SHARE
Primary                                                                             $.69         $.62          $2.10        $1.71
Fully diluted                                                                        .68          .62           2.08         1.70

CASH DIVIDENDS DECLARED PER COMMON SHARE                                             .35          .35           1.05         1.05

AVERAGE COMMON SHARES OUTSTANDING
Primary                                                                          340,535      338,983        342,143      339,220
Fully diluted                                                                    345,173      344,145        346,958      345,165
==================================================================================================================================


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



PNC BANK CORP. AND SUBSIDIARIES                                          Page 8
Details of Net Interest Income


                                                                                   Three months ended        Nine months ended
                                                                                      September 30              September 30
Taxable-equivalent basis                                                        ------------------------- -------------------------
In thousands                                                                           1996         1995         1996         1995
-----------------------------------------------------------------------------------------------------------------------------------
Interest income/expense before financial derivatives
    Interest income                                                              $1,190,223   $1,312,720   $3,651,352   $3,905,642
    Loan fees                                                                        28,068       23,115       73,353       64,058
    Taxable-equivalent adjustment                                                     8,008       11,790       26,405       35,565
                                                                                ---------------------------------------------------
      Total interest income                                                       1,226,299    1,347,625    3,751,110    4,005,265
    Interest expense                                                                607,882      760,001    1,887,308    2,239,476
                                                                                ---------------------------------------------------
      Net interest income before financial derivatives                              618,417      587,624    1,863,802    1,765,789
Effect of financial derivatives on
    Interest income                                                                  (1,661)     (42,326)      (9,595)    (120,271)
    Interest expense                                                                   (182)       6,489        1,235       20,832
                                                                                ---------------------------------------------------
      Total effect of financial derivatives                                          (1,479)     (48,815)     (10,830)    (141,103)
                                                                                ---------------------------------------------------
      Net interest income                                                          $616,938     $538,809   $1,852,972   $1,624,686
===================================================================================================================================




Three months ended
Taxable-equivalent basis                                          September 30      June 30     March 31  December 31 September 30
In thousands                                                              1996         1996         1996         1995         1995
-----------------------------------------------------------------------------------------------------------------------------------
Interest income/expense before financial derivatives
    Interest income                                                 $1,190,223   $1,224,852   $1,236,277   $1,318,461   $1,312,720
    Loan fees                                                           28,068       20,828       24,457       17,965       23,115
    Taxable-equivalent adjustment                                        8,008        9,146        9,251       11,077       11,790
                                                                   ----------------------------------------------------------------
      Total interest income                                          1,226,299    1,254,826    1,269,985    1,347,503    1,347,625
    Interest expense                                                   607,882      632,229      647,197      739,819      760,001
                                                                   ----------------------------------------------------------------
      Net interest income before financial derivatives                 618,417      622,597      622,788      607,684      587,624
Effect of financial derivatives on
    Interest income                                                     (1,661)      (2,538)      (5,396)     (36,424)     (42,326)
    Interest expense                                                      (182)         133        1,284        7,435        6,489
                                                                   ----------------------------------------------------------------
      Total effect of financial derivatives                             (1,479)      (2,671)      (6,680)     (43,859)     (48,815)
                                                                   ----------------------------------------------------------------
      Net interest income                                             $616,938     $619,926     $616,108     $563,825     $538,809
===================================================================================================================================


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



PNC BANK CORP. AND SUBSIDIARIES                                          Page 9
Details of Net Interest Margin


                                                                                     Three months ended         Nine months ended
                                                                                         September 30              September 30
                                                                                     ---------------------------------------------
Taxable-equivalent basis                                                               1996        1995         1996         1995
----------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid before financial derivatives
   Book-basis yield on earning assets                                                  7.43%       7.49%        7.44%        7.47%
   Effect of loan fees                                                                  .17         .13          .15          .12
   Taxable-equivalent adjustment                                                        .05         .07          .05          .07
                                                                                     ---------------------------------------------
     Taxable-equivalent yield on earning assets                                        7.65        7.69         7.64         7.66
   Rate on interest-bearing liabilities                                                4.60        5.11         4.64         5.06
                                                                                     ---------------------------------------------
 Interest rate spread                                                                  3.05        2.58         3.00         2.60
   Noninterest-bearing sources                                                          .81         .79          .79          .77
                                                                                     ---------------------------------------------
     Net interest margin before financial derivatives                                  3.86        3.37         3.79         3.37
   Effect of financial derivatives on
     Interest income                                                                   (.01)       (.24)        (.02)        (.22)
     Interest expense                                                                               .04                       .04
                                                                                     ---------------------------------------------
       Total effect of financial derivatives                                           (.01)       (.28)        (.02)        (.26)
                                                                                     ---------------------------------------------
       Net interest margin                                                             3.85%       3.09%        3.77%        3.11%
==================================================================================================================================


Three months ended                                               September 30     June 30      March 31  December 31  September 30
Taxable-equivalent basis                                                 1996        1996          1996         1995          1995
-----------------------------------------------------------------------------------------------------------------------------------
Rates earned/paid before financial derivatives
   Book-basis yield on earning assets                                    7.43%       7.37%         7.51%        7.50%         7.49%
   Effect of loan fees                                                    .17         .12           .15          .10           .13
   Taxable-equivalent adjustment                                          .05         .06           .06          .06           .07
                                                                    ---------------------------------------------------------------
     Taxable-equivalent yield on earning assets                          7.65        7.55          7.72         7.66          7.69
   Rate on interest-bearing liabilities                                  4.60        4.59          4.74         4.98          5.11
                                                                    ---------------------------------------------------------------
     Interest rate spread                                                3.05        2.96          2.98         2.68          2.58
   Noninterest-bearing sources                                            .81         .78           .79          .79           .79
                                                                    ---------------------------------------------------------------
     Net interest margin before financial derivatives                    3.86        3.74          3.77         3.47          3.37
   Effect of financial derivatives on
     Interest income                                                     (.01)       (.02)         (.03)        (.20)         (.24)
     Interest expense                                                                               .01          .05           .04
                                                                    ---------------------------------------------------------------
       Total effect of financial derivatives                             (.01)       (.02)         (.04)        (.25)         (.28)
                                                                    ---------------------------------------------------------------
       Net interest margin                                               3.85%       3.72%         3.73%        3.22%         3.09%
===================================================================================================================================


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



PNC BANK CORP. AND SUBSIDIARIES                                         Page 10
Details of Noninterest Income


                                                                                     Three months ended       Nine months ended
                                                                                        September 30            September 30
                                                                                   ---------------------------------------------
In thousands                                                                           1996       1995         1996        1995
--------------------------------------------------------------------------------------------------------------------------------
Asset management and trust
   Asset management services                                                        $25,963    $20,814      $75,896     $54,138
   Mutual fund services                                                              43,100     40,829      132,757     112,003
   Trust                                                                             53,236     47,474      159,038     142,495
                                                                                  ----------------------------------------------
     Total asset management and trust                                               122,299    109,117      367,691     308,636
Service fees
   Deposit                                                                           74,104     60,722      212,025     177,435
   Brokerage                                                                         12,432     10,113       41,418      29,766
   Consumer                                                                          16,602     14,437       44,430      38,602
   Corporate finance                                                                 19,645     13,133       49,166      38,538
   Credit card and merchant services                                                  5,656      9,649       14,856      36,301
   Insurance                                                                          7,712      6,764       21,356      18,232
   Other                                                                              8,295      8,465       25,062      24,972
                                                                                  ----------------------------------------------
     Total service fees                                                             144,446    123,283      408,313     363,846
Mortgage banking
   Servicing                                                                         29,361     30,215       88,842      91,113
   Marketing                                                                          4,339     10,649       15,616      23,402
   Sale of servicing                                                                    700     10,745        1,682      32,675
                                                                                  ----------------------------------------------
     Total mortgage banking                                                          34,400     51,609      106,140     147,190
Net securities gains                                                                  7,722         44       14,569       9,264
Other                                                                                39,507     54,273      109,808     108,197
                                                                                  ----------------------------------------------
   Total                                                                           $348,374   $338,326   $1,006,521    $937,133
================================================================================================================================


Three months ended                                                September 30     June 30    March 31   December 31  September 30
In thousands                                                              1996        1996        1996          1995          1995
-----------------------------------------------------------------------------------------------------------------------------------
Asset management and trust
   Asset management services                                           $25,963     $24,284     $25,649       $18,890       $20,814
   Mutual fund services                                                 43,100      45,671      43,986        42,349        40,829
   Trust                                                                53,236      54,560      51,242        50,285        47,474
                                                                    ---------------------------------------------------------------
     Total asset management and trust                                  122,299     124,515     120,877       111,524       109,117
Service fees
   Deposit                                                              74,104      72,403      65,518        62,843        60,722
   Brokerage                                                            12,432      15,344      13,642        11,587        10,113
   Consumer                                                             16,602      14,370      13,458        14,821        14,437
   Corporate finance                                                    19,645      16,106      13,415        14,592        13,133
   Credit card and merchant services                                     5,656         282       8,918        10,888         9,649
   Insurance                                                             7,712       6,872       6,772         6,599         6,764
   Other                                                                 8,295       8,221       8,546         9,473         8,465
                                                                    ---------------------------------------------------------------
     Total service fees                                                144,446     133,598     130,269       130,803       123,283
Mortgage banking
   Servicing                                                            29,361      30,443      29,038        28,488        30,215
   Marketing                                                             4,339       4,683       6,594         9,893        10,649
   Sale of servicing                                                       700         632         350         1,046        10,745
                                                                    ---------------------------------------------------------------
     Total mortgage banking                                             34,400      35,758      35,982        39,427        51,609
Net securities gains (losses)                                            7,722       3,904       2,943      (288,958)           44
Other                                                                   39,507      38,810      31,491        30,490        54,273
                                                                    ---------------------------------------------------------------
   Total                                                              $348,374    $336,585    $321,562       $23,286      $338,326
===================================================================================================================================


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



PNC BANK CORP. AND SUBSIDIARIES                                        Page 11
Details of Noninterest Expense


                                                                                 Three months ended         Nine months ended
                                                                                    September 30               September 30
                                                                             --------------------------------------------------
In thousands                                                                      1996         1995         1996          1995
-------------------------------------------------------------------------------------------------------------------------------
Compensation                                                                  $232,161     $218,934     $694,936      $641,506
Employee benefits                                                               45,600       50,345      145,763       156,589
                                                                             --------------------------------------------------
    Total staff expense                                                        277,761      269,279      840,699       798,095
Net occupancy                                                                   47,530       46,542      147,294       137,974
Equipment                                                                       42,699       40,188      128,400       120,027
Intangible asset and MSR amortization                                           29,012       26,094       80,738        73,284
Taxes other than income                                                         12,972       12,856       40,993        39,061
Federal deposit insurance                                                       38,324        1,470       44,949        50,007
Other                                                                          147,094      151,006      442,287       425,001
                                                                             --------------------------------------------------
    Total                                                                     $595,392     $547,435   $1,725,360    $1,643,449
===============================================================================================================================


Three months ended                                           September 30      June 30     March 31   December 31   September 30
In thousands                                                         1996         1996         1996          1995           1995
---------------------------------------------------------------------------------------------------------------------------------
Compensation                                                     $232,161     $234,542     $228,233      $221,645       $218,934
Employee benefits                                                  45,600       49,739       50,424        45,317         50,345
                                                               ------------------------------------------------------------------
    Total staff expense                                           277,761      284,281      278,657       266,962        269,279
Net occupancy                                                      47,530       49,192       50,572        42,424         46,542
Equipment                                                          42,699       42,990       42,711        45,639         40,188
Intangible asset and MSR amortization                              29,012       28,062       23,664        41,387         26,094
Taxes other than income                                            12,972       13,391       14,630        13,796         12,856
Federal deposit insurance                                          38,324        3,435        3,190         7,662          1,470
Other                                                             147,094      142,971      152,222       148,031        151,006
                                                               ------------------------------------------------------------------
    Total noninterest expense before special charges              595,392      564,322      565,646       565,901        547,435
Special charges                                                                                           259,926
                                                               ------------------------------------------------------------------
    Total                                                        $595,392     $564,322     $565,646      $825,827       $547,435
=================================================================================================================================


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                         Page 12
Consolidated Balance Sheet


                                                                                        September 30  December 31   September 30
Dollars in millions, except par values                                                          1996         1995           1995
---------------------------------------------------------------------------------------------------------------------------------

ASSETS
Cash and due from banks                                                                       $3,611       $3,679         $2,956
Short-term investments                                                                           920        1,611            954
Loans held for sale                                                                              915          659            901
Securities available for sale                                                                 11,243       15,839          3,035
Investment securities, fair value of $18,253                                                                              18,479
Loans, net of unearned income of $347, $403 and $390                                          49,443       48,653         45,900
   Allowance for credit losses                                                                (1,152)      (1,259)        (1,284)
                                                                                          ---------------------------------------
   Net loans                                                                                  48,291       47,394         44,616
Goodwill and other intangibles                                                                   999          997            751
Mortgage servicing rights                                                                        322          268            286
Other                                                                                          3,361        2,957          3,122
                                                                                          ---------------------------------------
   Total assets                                                                              $69,662      $73,404        $75,100
                                                                                          =======================================
LIABILITIES
Deposits
   Noninterest-bearing                                                                       $10,900      $10,707         $9,225
   Interest-bearing                                                                           34,530       36,192         34,645
                                                                                          ---------------------------------------
     Total deposits                                                                           45,430       46,899         43,870
Borrowed funds
   Federal funds purchased                                                                     1,523        3,817          3,460
   Repurchase agreements                                                                         909        2,851          6,350
   Commercial paper                                                                              400          753            490
   Other                                                                                       2,505        1,244          3,389
                                                                                          ---------------------------------------
     Total borrowed funds                                                                      5,337        8,665         13,689
Notes and debentures                                                                          11,313       10,398          9,985
Other                                                                                          1,784        1,674          1,643
                                                                                          ---------------------------------------
   Total liabilities                                                                          63,864       67,636         69,187
SHAREHOLDERS' EQUITY
Preferred stock - $1 par value
   Authorized: 17,471,629; 17,529,342 and 17,545,591 shares
   Issued and outstanding: 808,829; 848,784 and 865,033 shares                                     1            1              1
Common stock - $5 par value
   Authorized: 450,000,000 shares
   Issued: 343,316,174; 340,863,348 and 344,939,110 shares                                     1,717        1,704          1,725
Capital surplus                                                                                  590          545            702
Retained earnings                                                                              3,931        3,571          3,831
Deferred benefit expense                                                                         (77)         (79)           (92)
Net unrealized securities gains (losses)                                                        (115)          26            (41)
Common stock held in treasury at cost: 7,831,321 and 9,002,981 shares                           (249)                       (213)
                                                                                          ---------------------------------------
   Total shareholders' equity                                                                  5,798        5,768          5,913
                                                                                          ---------------------------------------
   Total liabilities and shareholders' equity                                                $69,662      $73,404        $75,100
=================================================================================================================================
COMMON SHAREHOLDERS' EQUITY                                                                   $5,781       $5,750         $5,895
=================================================================================================================================


                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                        Page 13
Condensed Consolidated Average Balance Sheet


                                                                                    Three months ended         Nine months ended
                                                                                        September 30              September 30
                                                                                -------------------------------------------------
In millions                                                                         1996         1995          1996         1995
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Short-term investments                                                           $807         $815        $1,020       $1,062
   Securities available for sale                                                  13,097        3,222        14,214        3,723
   Investment securities                                                                       18,823                     19,325
   Loans, net of unearned income                                                  48,713       45,646        48,825       44,713
   Other interest-earning assets                                                     928          952         1,137          656
                                                                                -------------------------------------------------
     Total interest-earning assets                                                63,545       69,458        65,196       69,479
Other                                                                              6,001        5,808         6,038        5,670
                                                                                -------------------------------------------------
     Total assets                                                                $69,546      $75,266       $71,234      $75,149
                                                                                =================================================
LIABILITIES
Interest-bearing liabilities
   Deposits                                                                      $34,794      $35,945       $35,348      $35,439
   Borrowed funds                                                                  5,510       14,016         7,044       14,017
   Notes and debentures                                                           12,048        8,829        11,675        9,504
                                                                                -------------------------------------------------
     Total interest-bearing liabilities                                           52,352       58,790        54,067       58,960
Noninterest-bearing deposits                                                       9,922        9,132         9,866        8,935
Other                                                                              1,506        1,542         1,535        1,507
                                                                                -------------------------------------------------
     Total liabilities                                                            63,780       69,464        65,468       69,402
SHAREHOLDERS' EQUITY                                                               5,766        5,802         5,766        5,747
                                                                                -------------------------------------------------
     Total liabilities and shareholders' equity                                  $69,546      $75,266       $71,234      $75,149
                                                                                =================================================
COMMON SHAREHOLDERS' EQUITY                                                       $5,749       $5,784        $5,749       $5,696
=================================================================================================================================


Three months ended                                              September 30     June 30     March 31   December 31  September 30
In millions                                                             1996        1996         1996          1995          1995
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Interest-earning assets
   Short-term investments                                               $807      $1,155       $1,102          $950         $815
   Securities available for sale                                      13,097      14,740       14,818         9,349        3,222
   Investment securities                                                                                     10,101       18,823
   Loans, net of unearned income
     Consumer                                                         13,054      13,243       13,370        13,188       11,822
     Residential mortgage                                             12,325      11,883       11,619        11,462       11,066
     Commercial                                                       17,049      17,190       16,806        16,590       15,914
     Commercial real estate                                            4,712       4,831        4,885         5,029        5,096
     Other                                                             1,573       2,044        1,945         2,035        1,748
                                                                  ---------------------------------------------------------------
     Total loans, net of unearned income                              48,713      49,191       48,625        48,304       45,646
   Other interest-earning assets                                         928       1,270        1,160           977          952
                                                                  ---------------------------------------------------------------
     Total interest-earning assets                                    63,545      66,356       65,705        69,681       69,458
Other                                                                  6,001       6,084        6,028         6,026        5,808
                                                                  ---------------------------------------------------------------
     Total assets                                                    $69,546     $72,440      $71,733       $75,707      $75,266
                                                                  ===============================================================
LIABILITIES
Interest-bearing liabilities
   Deposits                                                          $34,794     $35,383      $35,872       $36,577      $35,945
   Borrowed funds                                                      5,510       7,816        7,823        11,511       14,016
   Notes and debentures                                               12,048      11,904       11,068        10,637        8,829
                                                                  ---------------------------------------------------------------
     Total interest-bearing liabilities                               52,352      55,103       54,763        58,725       58,790
Noninterest-bearing deposits                                           9,922       9,996        9,681         9,639        9,132
Other                                                                  1,506       1,574        1,525         1,450        1,542
                                                                  ---------------------------------------------------------------
     Total liabilities                                                63,780      66,673       65,969        69,814       69,464
SHAREHOLDERS' EQUITY                                                   5,766       5,767        5,764         5,893        5,802
                                                                  ---------------------------------------------------------------
     Total liabilities and shareholders' equity                      $69,546     $72,440      $71,733       $75,707      $75,266
                                                                  ===============================================================
COMMON SHAREHOLDERS' EQUITY                                           $5,749      $5,750       $5,747        $5,875       $5,784
=================================================================================================================================

                                     -more-

PNC BANK CORP. AND SUBSIDIARIES                                         Page 14
Asset Quality Data


ALLOWANCE FOR CREDIT LOSSES
Three months ended                    September 30    June 30   March 31  December 31  September 30       June 30       March 31
In millions                                   1996       1996       1996         1995          1995          1995           1995
---------------------------------------------------------------------------------------------------------------------------------
Beginning balance                           $1,189     $1,225     $1,259       $1,285        $1,300        $1,318         $1,352
Charge-offs
   Consumer                                    (38)       (38)       (39)         (36)          (23)          (27)           (23)
   Commercial                                   (8)       (17)       (10)         (29)          (11)          (14)           (30)
   Other                                        (9)        (3)        (6)         (12)          (14)          (12)            (9)
                                        -----------------------------------------------------------------------------------------
     Total loans charged off                   (55)       (58)       (55)         (77)          (48)          (53)           (62)
Recoveries
   Consumer                                     10         12          9            9            10            12             10
   Commercial                                    6          6          9            8            14            14             13
   Other                                         2          4          3            5             7             1              3
                                        -----------------------------------------------------------------------------------------
     Total recoveries                           18         22         21           22            31            27             26
                                        -----------------------------------------------------------------------------------------
     Net charge-offs                           (37)       (36)       (34)         (55)          (17)          (26)           (36)
Provision for credit losses                                                         1             2             2              1
Acquisitions                                                                       28                           6              1
                                        -----------------------------------------------------------------------------------------
   Ending balance                           $1,152     $1,189     $1,225       $1,259        $1,285        $1,300         $1,318
=================================================================================================================================


NONPERFORMING ASSETS
                                                            September 30      June 30      March 31   December 31   September 30
In millions                                                         1996         1996          1996          1995           1995
----------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans
   Commercial                                                       $176         $169          $141          $118           $126
   Commercial real estate
     Commercial mortgage                                             118          127           116           108            109
     Real estate project                                              21           30            40            45             89
   Consumer                                                            5            6             7            10             17
   Residential mortgage                                               54           46            51            54             55
                                                              -------------------------------------------------------------------
     Total nonaccrual loans                                          374          378           355           335            396
Restructured loans                                                     3            3            17            23             45
                                                              -------------------------------------------------------------------
     Total nonperforming loans                                       377          381           372           358            441
Foreclosed assets
   Commercial real estate                                             79           85            98           105            115
   Residential                                                        22           21            26            24             25
   Other                                                              23           22            44            49             50
                                                              -------------------------------------------------------------------
     Total foreclosed assets                                         124          128           168           178            190
                                                              -------------------------------------------------------------------
     Total nonperforming assets                                     $501         $509          $540          $536           $631
=================================================================================================================================



LOAN PORTFOLIO
Period ended                                                September 30      June 30      March 31   December 31   September 30
In millions                                                         1996         1996          1996          1995           1995
---------------------------------------------------------------------------------------------------------------------------------
Consumer                                                         $13,341      $13,178       $13,566       $13,539        $11,954
Residential mortgage                                              12,642       12,139        11,620        11,689         11,444
Commercial                                                        17,484       17,296        16,950        16,812         15,789
Commercial real estate
   Commercial mortgage                                             2,544        2,644         2,737         2,775          2,799
   Real estate project                                             2,090        2,193         2,137         2,139          2,261
Other                                                              1,689        2,131         2,170         2,102          2,044
                                                              -------------------------------------------------------------------
   Total loans                                                    49,790       49,581        49,180        49,056         46,291
   Unearned income                                                  (347)        (358)         (380)         (403)          (390)
                                                              -------------------------------------------------------------------
   Loans, net of unearned income                                 $49,443      $49,223       $48,800       $48,653        $45,901
=================================================================================================================================